                                                                   EXHIBIT 99.10

                    [Front of Wachovia Binding Wraparound]

Wachovia Shareholder Meeting
August 3, 2001
Winston-Salem, North Carolina

                              [LOGO OF WACHOVIA]

                                                      PROXY STATEMENT/PROSPECTUS
                                                Notice of Shareholder Meeting to
                                                          Consider the Merger of
                                                        Wachovia and First Union

                [Inside Front of Wachovia Binding Wraparound]

                            Your Vote Is Important

                               Please Vote Your
                               WHITE Proxy Today
                               -----



              For driving directions to the Wachovia shareholder
                      meeting, see the inside back cover.



--------------------------------------------------------------------------------

      If you have any questions, require assistance, or need additional copies of the Proxy Statement or related materials, please call the Shareholder Hotline at 866-883-0789 or our proxy solicitors:

                    MacKenzie Partners, Inc. : 800-322-2885
                    Georgeson Shareholder    : 800-223-2064

--------------------------------------------------------------------------------

                 [Inside Back of Wachovia Binding Wraparound]

                               Please Vote Your
                               WHITE Proxy Today
                               -----

       For this historic merger to happen, we need a majority vote from our shareholders. If you don't send in your vote,
                 it is the same as voting against the merger.



                         WACHOVIA SHAREHOLDER MEETING
                           August 3, 2001  10:30 am
                           Benton Convention Center
                              301 West 5th Street
                            Winston-Salem, NC 27101





        Driving directions to the Wachovia shareholder meeting at the
                           Benton Convention Center:


From Business I-40 West                   From Highway 52
Take Bus. I-40 West to Cherry Street      Take exit 110A (3rd, 4th, 5th streets
Exit (exit 5-C). Travel North on          exit), turn right on 5th Street and
Cherry Street.  Benton Convention         travel 9 blocks. Benton Convention
Center on corner of 5th and Cherry        Center on corner of 5th and Cherry
Street.                                   Street.

                    [Back of Wachovia Binding Wraparound]

                           Wachovia and First Union

                           Vote Your WHITE Proxy Now
                                     -----
                     for the creation of the new Wachovia.

                                                              [LOGO OF WACHOVIA]